SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                             FORM 8-K

                          CURRENT REPORT


        Pursuant to Section 13 or 15(d) of the Securities
                       Exchange Act of 1934



        Date of Report (Date of earliest event reported)

                        January 27, 1997


                        ASHLAND COAL, INC.
      (Exact name or registrant as specified in its charter)



    Delaware               1-9993              61-0880012
(State or other   (Commission file number)   (I.R.S.Employer
jurisdication of                            Identification No.)
incorporation or
organization)



     2205 Fifth Street Road, Huntington, West Virginia  25701
     (Address of principal executive offices)  (Zip Code)



         P.O. Box 6300, Huntington, West Virginia  25771
                       (Mailing Address)          (Zip Code)



Registrant's telephone number, including area code:  (304)
526-3333

Item 5.   Other Events.

          On January 27, 1997, the Boards of Directors of Ashland Coal, Inc. ("Ashland Coal") and Arch Mineral Corporation ("Arch Mineral") jointly announced that they had approved an agreement in principle calling for the combination of the two companies. The exchange ratio to be used for the transaction would result in former Ashland Coal and Arch Mineral shareholders holding 48 percent and 52 percent of the combined company, respectively. Further terms and conditions of the transaction are continuing to be negotiated. Consummation of the transaction is strictly conditioned upon the negotiation and execution of definitive agreements between the parties, all necessary governmental and regulatory consents, and approval by the shareholders of both corporations.





                            SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   ASHLAND COAL, INC.
                                   (Registrant)

                                   By:  /s/  Roy F. Layman
                                        Administrative Vice
                                        President and Secretary


                                   Date: February 3, 1997